LOAN AGREEMENT
                  FIRST NATIONAL BANK OF NEW ENGLAND ("Lender")

                                       AND

                        Mace Security International, Inc.
                                160 Benmont Ave.
                              Bennington, VT 05201


Your request for First National Bank of New England ("LENDER") to extend to you a loan in the amount of $800,000 with a United States Department of Agriculture Rural Business Cooperative Service (RBS) (f/k/a Farmers Home Administration, "USDA") 80.00% Guarantee has been approved subject to the following provisions:

1. Requirements:

      The Borrower shall pay a guaranty fee of 2% of the amount guaranteed prior to the disbursement of the loan.

      The Borrower shall execute all instruments and agreements as Lender may require in order to document the loan, including:

            1.    Promissory Note;

            2.    Commercial Loan Financial Condition Affidavits;

            3.    Guarantee Agreement;

            4.    Security Agreement(s);

            5.    UCC-1 financing statements;

            6. And such other instruments and agreements as Lender or Lender's counsel may require in connection herewith.


2. This Authorization is subject to:

      (a) Receipt by Lender of evidence that there has been no unremedied adverse change since the date of the Application, or since any of the preceding disbursements, in the financial or any other condition of Borrower or Guarantors, which would warrant withholding or not making any such disbursement or any further disbursement.

      (b) The representations made by Borrower and Guarantors in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior USDA approval).

3. Terms of Loan:

      (a)   Repayment term, interest rate(s) and maturity.

      NOTE PAYABLE: The undersigned will pay principal and interest by making payments in the initial amount of $10,572.06 on the first day of each month beginning on March 1, 1998. The undersigned will make these payments until they have paid in full all principal and interest and any other sums due hereunder. Notwithstanding the foregoing, the entire indebtedness evidenced by this Note, including, but not limited to, all outstanding principal and accrued and unpaid interest, shall be due and payable in full on the tenth (10) anniversary date of this Note.

      The undersigned's initial monthly payments shall be calculated in accordance with the full amortization of the loan evidenced by this Note by level monthly payments of principal and interest over a ten (10) year period at the interest rate applicable on the date hereof. On each Adjustment Date (as herein defined), the amount of the monthly payments will be adjusted so as to provide for the full amortization of the then outstanding principal at the interest rate established at each Adjustment Date in level monthly payments of principal and interest over the remaining term of the original ten (10) year amortization period.


      Interest Rate

      Interest shall accrue on the outstanding principal amount of this Note at a per annum rate of one and one half (1.50) percentage points above the Prime Rate on a floating basis. The initial interest rate hereunder is ten
      (10) percent. On April 1, 1998 and on the first day of each July, October, January, and April thereafter until all sums due hereunder are paid in full (each being referred to as an "Adjustment Date"), the interest rate on the unpaid principal balance hereunder shall be adjusted, without notice or demand, to a per annum rate of one and one half (1.50) percentage points above the Prime Rate in effect on the applicable Adjustment Date (or the following business day in the event that such Adjustment Date falls on a Saturday, Sunday, or a legal holiday), which such rate shall remain in effect until the succeeding Adjustment Date. Interest hereunder shall be computed on a daily basis and on the basis of a Three Hundred Sixty (360) day year and a thirty (30) day month. The undersigned further agrees to pay all taxes levied or assessed on this Note or the debt evidenced hereby against the holder of this Note, and further agrees to pay all costs, expenses and attorneys' fees incurred in any action to collect this Note or to defend, protect, preserve, or realize upon or foreclose any mortgage or security agreement securing this Note or to protect, defend, preserve, foreclose or sustain the lien of said mortgage or security agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement, or this Note. As used herein, "Prime Rate" shall mean the lowest New York prime rate as set forth in the money rate section of the Wall Street Journal (or in any successor publication).

      All payments received by the Lender, at the option of the Lender, shall be applied first to any outstanding charges and expenses incurred by the Lender in connection with this Note or any documents executed in connection with this Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note. The undersigned agrees that the interest shall accrue at the foregoing rate on unpaid balance before and after maturity, by acceleration or otherwise.

      The Borrower hereby grants to the Lender or Holder hereof a lien and right of set-off for all of the Borrower's liabilities to Lender or Holder upon and against all of the Borrower's deposits, credits and other property now or hereafter in the possession or control of Lender or Holder or in transit to it. The Lender or Holder may at any time, after an event of default, apply the same or any part thereof to any of the Borrower's liabilities to Lender or Holder, whether or not matured at the time of such application.

      Holder should give written notice to the undersigned of each increase or decrease in the interest (and change in installment amount, if applicable) within thirty days after the effective date of each rate adjustment; however, the fluctuation of the interest rate is not contingent on whether the notice is given.

      Borrower agrees to pay a late charge equal to 5% of the payment amount due if such payment is not received within ten days of the due date. Funds received from the borrower will be applied first to any outstanding charges and expenses incurred by the Lender in connection with this Note or any documents executed in connection with this Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note.

      The Borrower agrees that, in addition to other events of default stated in the Note or related loan documents, each of the following shall constitute an "event of default" under the Note:

            1. Failure of Borrower or any Guarantor to pay or perform any of Borrower's or Guarantor's liabilities or obligations to Lender or any other interest bearing, secured obligation;

            2. If Borrower or any Guarantor of any obligation of Borrower to Lender or Holder shall be in default under any security agreement, mortgage or other agreement governing, securing or relating to this Loan.

      Use of Proceeds of Loan as follows (show specific uses for which loan is authorized):

            1. Approximately $100,000 for the purchase of equipment

            2. Approximately $150,000 for leasehold improvements to the courtyard

            3. Approximately $300,000 for the manufacturing line configuration

            4. Approximately $170,000 for the Vermont retail store

            5. Approximately $80,000 for permanent working capital and closing costs


      Collateral:

            1. Assignment of life insurance with acknowledgment of home office on Jon E. Goodrich which shall be decreasing term or existing permanent type insurance for $800,000. The proceeds of the life insurance shall be applied at the time of death to repay the outstanding balance of $800,000. Original policy to be retained by Lender.

            2. The unlimited guarantee of Jon E. Goodrich and the prompt and punctual payment of the debt.

            3. First security interest in all machinery and equipment, including power driven machinery and equipment (includemvexcludingincludemvexcluding titled motor vehicles), furniture and fixtures, leasehold improvements, now owned, to be acquired with loan proceeds or hereafter acquired together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith and proceeds of the same. UCC SEARCH REQUIRED AFTER RECORDING.

            4. Third security interest in all inventory and accounts, now owned, to be acquired with loan proceeds or hereafter acquired together with all replacements thereof and proceeds of the same, subject only to a first and second held by Lender for a line of credit in the amount of $250,000 and a commercial term loan in the amount of $1,000.000. UCC SEARCH REQUIRED AFTER RECORDING.


4. To further induce Lender to make and USDA to guarantee this Loan, Lender and USDA impose the following conditions:

      (a)   Execution of all documents required in Item 1 above.

      (b) Reimbursable Expenses - Borrowers will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrowers' application for and the making and administration of the Loan.

      (c) Books, Records, and Reports - Borrowers and Guarantors will at all times keep proper books of account in a manner satisfactory to Lender and/or USDA. Borrowers and Guarantors hereby authorize Lender or USDA to make or cause to be made, at Borrowers or Guarantors' expense and in such manner and at such times as Lender or USDA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrowers or others, relating to Borrower or Guarantors' financial or business conditions, including the making of copies thereof and extracts therefrom, and (b) inspections and appraisals of any of Borrowers or Guarantors' assets.

            Mace Security International, Inc. shall provide an annual fiscal year end independent Certified Public Accountant (CPA) audited financial statement to the Lender and USDA for the twelve (12) month period ending December 31, 1997, and annually thereafter (no later than 4 months following the expiration of any such period), along with tax returns for the Borrower.

            Borrowers and Guarantors shall annually provide the Lender and USDA with complete copies of their federal tax returns and personal financial statements on First National Bank of New England forms.

            Borrowers and Guarantors hereby authorize all Federal, State, and municipal authorities to furnish reports of examinations, records, and other information from reports, returns, files and records of such authorities upon request therefor by Lender or USDA.

      Distributions and Compensation - Borrowers and or Guarantors will not, without the prior written consent of Lender (a) if Borrowers and or Guarantors are corporations, declare or pay any commercially unreasonable dividends or make any commercially unreasonable distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate or merge with any other company, or give any preferential treatment, make any commercially unreasonable advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly, controlling or affiliated with or controlled by Borrowers and or Guarantors, or any other company, or to any officer, director or employee of Borrowers and or Guarantors, or of any such company, (b) if Borrowers and or Guarantors is a partnership or individual make any distribution of assets of the business of Borrowers and or Guarantors, other than reasonable compensation for services, or give any preferential treatment, make any commercially unreasonable advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any partner or any of its employees, or to any company directly or indirectly controlling or affiliated with or controlled by Borrowers and or Guarantors, or any other company.

      Other Provisions:

            1. Borrowers and or Guarantors are prohibited from assuming liabilities or obligations of others.

            2. Borrower shall not sell the business without prior approval from the Lender.

            3. Borrowers and or Guarantors shall not in any way alter its form of business organization without the prior written consent of Lender.

            4. Borrowers and or Guarantors will not sell, exchange, discard, or otherwise transfer those fixed assets, including real estate, pledged as collateral to the Lender without the prior written consent of the Lender.


Prior to the first disbursement, Lender shall be in receipt of satisfactory evidence that all applicable taxes have been paid, and all zoning regulations and all licensing regulations have been complied with regard to the property being mortgaged.

Insurance Provisions

            1. Borrowers shall provide and maintain hazard insurance on all business personal property in such amounts and for such coverage as shall be satisfactory in all respects to Lender. Said insurance shall be maintained for the life of the loan.

                  Policy coverage on real property shall designate Lender as loss payee under a standard or New York loss payee clause and shall provide a minimum to ten (10) days written notice to Lender of cancellation.

            2. Prior to first disbursement, the lender must be in receipt of evidence of the kind described below from an independent authoritative source which is sufficient to indicate to the lender that the property is not in a special flood hazard area
                  (SFHA). Property is defined as the asset(s) financed as a part of the USDA financial assistance and/or other collateral deemed necessary by the field office. If such evidence is not provided to the lender, the borrower must obtain, and maintain, a Standard Flood Insurance Policy (SFIP) or other appropriate special flood hazard insurance in amounts and coverages equal to the lesser of (1) the insurable value of the property or (2) the maximum amount of coverage available. Borrower can show that special flood hazard insurance has been acquired by submitting a copy of the policy or providing evidence of premium payment for the appropriate coverage to a licensed insurance agent. Borrower will not be eligible for either any future disaster assistance or USDA business loan assistance if special flood hazard insurance is not maintained as stipulated herein throughout the entire term of this loan.


Corporate Provisions

            1.    Corporate Requirements of Mace Security International, Inc.:

                  Prior to first disbursement on this loan, Mace Security International, Inc. to provide Lender with:

                  (a)   Resolution of Board of Directors

                  (b) Certificate of Good Standing from the Secretary of State's Office.


Environmental Provisions


            1. Borrower agrees to comply with all existing and future state and federal regulations governing the handling, storage and use of any and all hazardous, toxic, or otherwise regulated, substances or materials; and further covenants that he will permit no such materials or substances or by products or wastes thereof, to be permanently stored at the facility, and that borrower will operate the facility in such a manner that the site will remain free of contaminating materials, wastes, by products or substances.

            2. Borrower agrees to comply with all existing and future state and federal regulations governing the maintenance and emplacement of underground storage tanks and further covenants that borrower will permit no petroleum base waste or hazardous waste to be stored at the site, and that he will operate the business in such a manner that the site will remain free of such contamination waste.

Miscellaneous Provisions.

            1. Annual non-financed capital expenditures of Mace Security International, Inc. in aggregate shall be limited to $100,000.

            2. Borrowers will not, prior to payment in full of the indebtedness evidenced by the Note, without prior written consent of the holder of the Note, pledge, mortgage or otherwise cause or permit to be encumbered in any manner whatsoever any of the Borrowers' property or assets, whether then owned or thereafter acquired, except for prior security interests granted to the lender. However, the holder of the note will permit chattel mortgages on purchased equipment not to exceed $100,000 annually.

            3. Tangible consolidated net worth of Mace Security International, Inc. shall be at least 10% of tangible assets upon closing of the $800,000 loan and shall be evidenced by a management-prepared pro-forma balance sheet and signed and dated by an appropriate corporate officer to certify its accuracy.

            4. Mace Security International, Inc.'s current ratio, as defined under generally accepted accounting principles (but excluding from current debt any subordinated debt) shall be at least 2.0x, measured annually based on the company's 12/31 fiscal year end CPA-audited financial statements.

            5. Mace Security International, Inc.'s debt to net worth ratio, as defined under generally accepted accounting principles shall not exceed .35x as measured annually based on the company's 12/31 fiscal year end CPA- audited financial statements.

            6. Without the prior consent of Lender or USDA, total annual salaries or drawing by Jon E. Goodrich, including bonuses, commissions or other compensation, shall be limited to a base salary of $125,000 per year, with unlimited annual increases, provided only if Mace Security International, Inc. reports a net profit in excess of $100,000 and the Borrower and Guarantor are in compliance with all covenants and the loan agreement. Further, total annual salaries or drawing by Timothy Smith, Kenneth Blakely, Bernard Graney, and Mark Capone, including bonuses, commissions or other compensation, shall be limited to their current base salaries of $43,000, $60,000, $63,000, and $90,000 per year respectively. Further, annual subsequent increases in salaries, bonuses, commissions and other compensation paid to Timothy Smith, Kenneth Blakely, and Bernard Graney shall not be permitted if it would result in a net loss for the company for the fiscal year ending December 31st, as defined under generally accepted accounting principals unless the amount of such payment(s) causing a net loss for the Borrower is lent back to the company (after payment of personal taxes) on a fully subordinated basis. Further, annual subsequent increases in salaries, bonuses, commissions and other compensation paid to Timothy Smith, Kenneth Blakely, and Bernard Graney shall not be permitted unless the Borrower and guarantor are in compliance with the loan agreement and loan covenants. A standstill agreement shall be executed in this regard.

            7. All debt due officers, related parties, and guarantors shall be fully subordinated to FNB and remain at standstill until all debt due to FNB is paid in full.

            8.    Opinion Letter of Borrower's Counsel.

            9. Mace Security International, Inc.'s debt service coverage ratio, as defined as earnings before interest and taxes plus depreciation, amortization, less taxes and non-financed capital expenditures, and dividends, divided by total annual debt service should be at a minimum 1.25x, and shall be tested, beginning December 31, 1998, on an annual basis based on the Company's FYE. Should the $250M line of credit with FNB not be drawn, the interest payments will not be included in debt service.

      Parties Affected - This Agreement shall be binding upon Borrower and Borrower's successors and assigns and guarantors and their successors and assigns. No provision stated herein shall be waived without the prior written consent of USDA. The Loan shall be administered as provided in the USDA Lenders Agreement. The terms and conditions of this Loan Agreement shall survive the loan closing and shall not be merged into the loan documentation notwithstanding any provisions to the contrary contained herein. In the event any provision(s) of this Loan Agreement conflicts with any provision(s) of the loan documentation, including the Security Agreement by and between Borrower and Lender dated September 25, 1997, as amended, the provision(s) of this Loan Agreement shall control.


FIRST NATIONAL BANK OF NEW ENGLAND

--------------------------------------------------------------------------
By: Michael T. Mancuso, V.P.                                     Date


Borrower and guarantors hereby agree to the conditions imposed herein and further agrees that the terms and conditions herein are for the benefit of, and may be enforced by, Lender and

USDA. This Authorization and Loan Agreement and amendments constitute the Loan Agreement between Lender and Borrower.

--------------------------------------------------------------------------
Borrower: Mace Security International, Inc.                      Date
          duly authorized representative


--------------------------------------------------------------------------
Guarantor:  Jon E. Goodrich                                      Date

                          FIRST AMENDMENT TO TERM NOTE

      This First Amendment to the Commercial Term Promissory Note described below is made as of the ___ day of February, 1998 by and between MACE SECURITY INTERNATIONAL INC., whose principal place of business is located at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Borrower"), and FIRST NATIONAL BANK OF NEW ENGLAND, a banking corporation with a usual place of business at One Commercial Plaza, Hartford, Connecticut (the "Lender").

      Reference is made to a certain Commercial Term Promissory Note given by Borrower to Lender in the original principal amount of $800,000.00, dated September 25, 1997 (the "Note"). The U.S. Department of Agriculture Rural Business Cooperative Service ("RBS") is prepared to issue a guaranty to Lender for a portion of the loan evidenced by the Note, and the Borrower and the Lender desire to amend the terms of the Note in certain respects, as hereinafter described. In furtherance of the foregoing and for mutual consideration received and acknowledged, the parties hereto agree as follows:

      1. Definition of Terms. All other terms not otherwise defined herein shall have the same meanings as set forth in the Note.

      2. Amendment to Interest Adjustment Date. The second subparagraph of Paragraph 1 entitled Interest is hereby deleted in its entirety and the following language is inserted in its place:

      "The interest rate may be adjusted on the first day of April, 1998, and on the first day of each July, October, January and April thereafter (or the following business day in the event that such date falls on a Saturday, Sunday, or holiday) until all sums due hereunder are paid in full without notice or demand (each such day being referred to as an "Adjustment Date"), which rate shall remain in effect until the succeeding Adjustment Date.

      Holder should give written notice to the undersigned of each increase or decrease in the interest within thirty days after the effective date of each rate adjustment; however, the fluctuation of the interest rate is not contingent on whether such notice is given."

      3. Reference to Loan Agreement. Subparagraph (d) of Paragraph 7 entitled Events of Default is hereby amended by inserting the following language after "Note," in the third line thereof: "including but not limited to a certain Loan Agreement by and among Lender, Borrower, and Jon E. Goodrich as Guarantor, dated February __, 1998."

      4. Other Terms and Conditions Unchanged. The Borrower and the Lender agree that all other terms and conditions of the Note shall remain unchanged and in full force and effect and all other terms and conditions are hereby ratified and confirmed.

      Executed as a sealed instrument as of the date first written above.

WITNESS:                                MACE SECURITY INTERNATIONAL, INC.


                                        By
----------------------------------        --------------------------------

                                              its duly authorized:

WITNESS:                                FIRST NATIONAL BANK OF NEW ENGLAND

                                        By:
----------------------------------        --------------------------------

                                              Its

                      FIRST AMENDMENT TO SECURITY AGREEMENT

      This First Amendment to the Security Agreement described below is made this ______ day of February, 1998 by and between MACE SECURITY INTERNATIONAL, INC., whose principal place of business is located at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Debtor"), and FIRST NATIONAL BANK OF NEW ENGLAND, a corporation organized and existing under and by virtue of the laws of the United States of America, with its office at One Commercial Plaza, Hartford, Connecticut (the "Secured Party").

      The Debtor and the Secured Party are parties to a Security Agreement September 25, 1997, pursuant to which the Debtor grants to the Secured Party a security interest in certain Collateral as defined and more particularly described therein (the "Security Agreement"). The U.S. Department of Agriculture Rural Business Cooperative Service ("RBS") is prepared to issue a guaranty to Lender for a portion of the obligations secured by the Security Agreement, and the Debtor and the Secured Party desire to amend the terms of the Security Agreement in certain respects, as hereinafter described. In furtherance of the foregoing and for mutual consideration received and acknowledged, the parties hereto agree as follows:

      1. Definition of Terms. All terms not otherwise defined herein shall have the same meanings as set forth in the Security Agreement.

      2. Financing Agreements. Section III(F) of the Security Agreement, which defines "Financing Agreements", is hereby amended by deleting the semi-colon (;) at the end thereof and inserting the following language: ", as amended by a certain First Amendment to Term Note by and between Debtor and Secured party dated February _____, 1998, and that certain Loan Agreement by and among Lender, Borrower, and Jon E. Goodrich as Guarantor, dated February _____, 1998 (the "Loan Agreement")."

      3. Schedule 6(f). Schedule 6(f) of the Security Agreement is hereby deleted in its entirety, and replaced with the Schedule 6(f) attached hereto and made a part hereof.

      4. Schedule 6(f)(1). Schedule 6(f)(1) of the Security Agreement is hereby deleted in its entirety.

      5. Confirmation of Continued Validity and Priority of Lien. The Debtor and the Secured Party agree that the lien and priority of the security interest granted pursuant to the Security Agreement in and to the Collateral shall not be affected by this First Amendment.

      6. Other Terms and Conditions Unchanged. The Debtor and the Secured Party agree that all other terms and conditions of the Security Agreement shall remain unchanged and in full force and in effect and all such other terms and conditions are hereby ratified and confirmed.

      Executed as a sealed instrument as of the date first written above.


                                       MACE SECURITY INTERNATIONAL, INC.
                                       (Debtor)


                                       By:
                                          ------------------------------
                                            Its duly authorized:

                                       FIRST NATIONAL BANK OF NEW
                                       ENGLAND


                                       By:
------------------------------            ------------------------------
Witness
                                            its

                                  Schedule 6(f)

                       Financial Covenants / Requirements


See the Loan Agreement and the other Financing Agreements.


                                      -3-